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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005


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                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)


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        North Carolina               001-16485             56-2169715
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)             File Number)       Identification No.)

            370 Knollwood Street, Winston-Salem, North Carolina 27103
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (336) 725-2981

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On March 31, 2005, Krispy Kreme Doughnuts, Inc. ("KKDI") entered into an amendment (the "Amendment ") to its Services Agreement with Stephen F. Cooper, Steven G. Panagos and Kroll Zolfo Cooper LLC ("KZC") dated as of January 18, 2005, as amended by that certain Letter Agreement dated March 10, 2005 (the "Services Agreement"). The Amendment provides that KZC, except under certain limited circumstances, will not terminate the Services Agreement in a manner that would result in an event of default under senior secured credit facilities entered into on April 1, 2005 by KKDI's wholly-owned subsidiary, Krispy Kreme Doughnut Corporation. The Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:


      Exhibit No.         Description
      -----------         -----------

          10.1 Amendment to Services Agreement dated as of March 31, 2005, by and between KKDI, Stephen F. Cooper, Steven G. Panagos and KZC.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   KRISPY KREME DOUGHNUTS, INC.
Dated:  April 6, 2005

                                   By:   /s/ Michael C. Phalen
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                                          Michael C. Phalen
                                          Chief Financial Officer